UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2006

DOLLAR TREE STORES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	54-1387365
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 15, 2006, the Compensation Committee of the Board of Directors of Dollar Tree Stores, Inc., conducted its annual review of the base salaries and incentive compensation of the Company’s executive officers. The Committee determined that, for the 2006 fiscal year, it would not increase salaries and, by extension, potential bonus payouts for these individuals. Instead, each of the Company’s Named Executive Officers were granted restricted stock units, the vesting of which are subject to the executives remaining with the Company over a specified period of time and the Company achieving a target level of earnings per share in fiscal 2006.

The following table sets forth the annual base salaries of the Company’s Named Executive Officers. The Named Executive Officers were determined by reference to the Company’s proxy statement, dated April 29, 2005.

Name	Position	Base Salary
Macon F. Brock, Jr.	Chairman of the Board	$ 400,000
Bob Sasser	President, Chief Executive Officer	700,000
Kent Kleeberger	Chief Financial Officer	415,000

On March 15, 2006, the Committee authorized the payment of annual cash bonus awards to each of the Company’s Named Executive Officers for fiscal year 2005 which ended on January 28, 2006. On the same date, the Committee also established the potential bonus and performance goals for fiscal year 2006. Consistent with past practice, 85% of the potential award is based on the Company’s earnings per share and 15% is based on the officer achieving personal performance goals. The following table sets forth the bonus payments for fiscal 2005 and bonus potential for fiscal 2006:

Name	Position	Bonus Potential Fiscal 2006	Bonus Payments Fiscal 2005
Macon F. Brock, Jr.	Chairman of the Board	$ 200,000	$ 102,760
Bob Sasser	President, Chief Executive Officer	350,000	171,920
Kent Kleeberger	Chief Financial Officer	145,250	74,790

The bonus potential for fiscal 2006 assumes that the Company achieves 100% of its earnings per share goal and the executive achieves 100% of his personal performance goal. If the Company exceeds its earnings per share goal, the executive’s bonus can exceed the bonus potential set forth above. The bonuses were made pursuant to the Executive Officer Cash Bonus Plan which was approved by the shareholders in 2004.

On March 15, 2006, the Committee granted 1,500 restricted stock units to Bob Sasser and 1,000 restricted stock units to Kent Kleeberger under the Company’s Executive Officer Equity Plan approved by the shareholders in 2004. The vesting of the units are subject to the executives remaining with the Company over a specified period of time and the Company achieving a target level of earnings per share in fiscal 2006.

On March 15, 2006, the Committee approved the grant, effective March 31, 2006, of 20,000 options and 5,000 restricted stock units to Macon Brock Jr.; 30,000 options and 7,500 restricted stock units to Bob Sasser; and 12,500 options and 3,125 restricted stock units to Kent Kleeberger under the Company’s Executive Officer Equity Plan approved by the shareholders in 2004.

Item 7.01. Regulation FD Disclosure.

On March 17, 2006, Dollar Tree Stores, Inc. issued a press release regarding the Company’s participation in Merrill Lynch Retailing Leaders Conference being held on March 21 - 22, 2006 in New York City. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

The information contained in this item is being furnished to the Securities and Exchange Commission. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

99.1 Press release dated March 17, 2006 issued by Dollar Tree Stores, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DOLLAR TREE STORES, INC.

Date: March 21, 2006	By:	/s/ Kent A. Kleeberger
Kent A. Kleeberger
Chief Financial Officer

EXHIBITS

Exhibit 99.1 -  Press release dated March 17, 2006 issued by Dollar Tree Stores, Inc.